                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                FORM 8-K / A#1

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                               AUGUST 25, 1995
               Date of Report (Date of earliest event reported)

                               CODE-ALARM, INC.
            (Exact name of registrant as specified in its charter)

         Michigan                 016441                  38-2334698
(State of Incorporation)  (Commission File Number) (IRS Employer Identification
                                                             Number)

950 E.  WHITCOMB, MADISON HEIGHTS, MICHIGAN               48071
(Address of principal executive offices)               (Zip code)

                                (810) 583-9620
            (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

Effective July 19,1995, the Registrant dismissed Coopers & Lybrand L.L.P. which previously was engaged as the principal accountant to audit the Registrant's financial statements. The reports of Coopers & Lybrand L.L.P. on the financial statements of the Registrant during the past two years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change independent accountants was recommended and approved by the Audit Committee of the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years, and the interim period ended July 19, 1995, there have not been any disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Effective July 24,1995, the Registrant engaged Deloitte & Touche LLP as its principal accountant to audit the Registrant's financial statements.

At this time, a letter from the former accountants is not available. In accordance with Item 304(a) of Regulation S-K, we have requested the former accountant to provide the letter as promptly as possible so that we can file the letter with the Commission within ten days after the filing of this report.

                                   SIGNATURES


     Pursuant to the Requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 25, 1995          By /s/ Rand Mueller
                                   ----------------
                                   Rand Mueller
                                   President

                                 Exhibit Index

                                       to

              Current Report on Form 8-K/A#1 Dated August 25,1995


  Exhibit                          Incorporated Herein     Filed
  Number   Description              by Reference to:     Herewith:
  -------  -----------             -------------------   ---------
    16.1   Letter from former
           independent accountants          X
